SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JULY 15, 2003

DATE OF EARLIEST EVENT REPORTED: JUNE 20, 2003

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	13-2610105
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY		11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		(ZIP CODE)

(516) 741-1352
(TELEPHONE REGISTRANT’S NUMBER, INCLUDING AREA CODE)

ITEM 5.

On June 20, 2003 the U.S. Patent and Trademark Office granted to Kenilworth Systems Corporation Patent # 6,575,834 titled “System and Method For Remote Roulette and Other Game Play Using Game Table at a Casino”.

The principal of the Patent and object of the invention is to provide a system and method that allows players to play roulette and other casino table type games at remote locations while following an actual game that is being played at a casino table and using the results of the casino game to determine betting results.

Another object is to provide a system and method for playing roulette and other casino table type games in which a player at a terminal or other device remote from a game played at a casino game table follows the game at the casino table, and with a computer located at the terminal or device places bets and computations are made of the winnings and losses as the actual game is played.

Another object is to provide a method and system for viewing roulette or other table game played at a casino from a remote location from which bets are made and wins and losses are adjusted against an account balance of the remote player.

The Patent will be utilized by Kenilworth to enable satellite television viewers at home, public forums, and resort hotels to wager upon in-progress casino games being conducted live from prominent casinos throughout the world.  Kenilworth filed the patent for approval in most countries of the industrialized world.

SIGNATURES

Pursuant to the requirements o the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION
Registrant

/s/ Herbert Lindo
Herbert Lindo, President

Dated: July 15, 2002